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                                                                   Exhibit 23(a)

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Prospectus Supplement dated June 23, 1999 to the Registration Statement of Aristar, Inc. on Form S-3, as supplemented by the Prospectus dated June 22, 1999, of our report dated January 19, 1999, appearing in the Annual Report on Form 10-K of Aristar, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus Supplement, which is part of the Registration Statement.

/s/ Deloitte & Touche LLP

June 23, 1999
Tampa, Florida